SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Company has entered into a binding letter of intent with Arcelor, S.A. (the “LOI”) dated as of October 26, 2006, pursuant to which the Company would acquire all of the laser welded blank properties and assets of Arcelor (all such assets, collectively, the “TBA Assets”). The TBA Assets to be acquired would not include the laser welded blank properties and assets of the Powerlasers business (“Powerlasers”) owned by Dofasco, Inc., of which Arcelor is a beneficiary. If, however, Arcelor is later permitted to sell Powerlasers, and subject to the Department of Justice Consent Decree, Powerlasers would be added as set forth in the LOI.

The purchase price for the TBA Assets is based on a multiple of pro forma EBTIDA for 2006 for the TBA Assets projected at $65-$70 Million, after giving effect to the anticipated restructuring and reorganization costs associated with contribution to Newco (as hereinafter defined) of the TBA Assets (all of such costs to be borne by Arcelor, but to be excluded from the 2006 pro forma EBITDA calculation) and assuming a U.S. dollar/Euro exchange rate of 1.25 U.S. Dollars to 1 Euro. Therefore, subject to certain adjustments contained in the LOI based upon financial performance of the TBA Assets as well as the Company’s stock price at the time of closing, the Company would pay Arcelor approximately $147 million in cash and deliver 9,375,000 shares of the Company’s common stock for the TBA Assets. The shares of the Company’s common stock delivered to Arcelor would represent, assuming no additional issuances prior to closing, approximately 40% of the total issued and outstanding common stock of the Company as of closing of the transaction.

Additionally, if, subject to the requirements, conditions and restrictions of the Department of Justice Consent Decree, Powerlasers may be sold to the Company, then Arcelor would cause Powerlasers to be sold to the Company within 6 months of the closing of the transaction and the Company would deliver to Arcelor a one-year, interest bearing promissory note in the aggregate principal amount of $50 Million (the “Note”), subordinated in favor of the Company’s senior credit facilities. The amount of the Note would be subject to downward adjustment based on the 2006 pro forma EBITDA of Powerlasers as described in the LOI.

The transaction contemplated by the LOI is expected to be structured as the purchase by the Company or a wholly owned subsidiary of the Company of (i) all of the stock of a newly formed holding company (“Newco”), into which the TBA Assets other than Tailor Steel America, LLC (“TSA”) would be contributed prior to closing, (ii) all of the membership interests of TSA and (iii) if Powerlasers may be sold to the Company, all of the shares of Powerlasers. The only liabilities of Newco, TSA or Powerlasers to be assumed by the Company would be certain pension, health care, severance and other employment-related liabilities pertaining to employees associated with the TBA Assets, plus trade payables other than costs associated with the transaction.

The Company and Arcelor are negotiating the terms of a definitive agreement incorporating the terms of the LOI and other mutually agreeable terms. The transaction is subject to (i) approval by the Board of Directors of each of Arcelor and the Company, (ii) the receipt of a favorable “fairness opinion” from financial advisors to the Company’s Board of Directors, and (iii) approval by the Company’s stockholders. In addition, consummation of the transaction is subject to antitrust and other regulatory approvals, due diligence, financing, delivery of required financial statements and customary closing conditions.

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The closing of the transaction is expected to occur on or before March 15, 2007. In the event the transaction does not close before July 1, 2007, each party will be entitled to reimbursement of its reasonable out-of-pocket expenses relating to the transaction to a maximum of $5,000,000 if the transaction did not close or was abandoned solely because the other party (i) materially breached of any of its materially binding obligations in the LOI or (ii) engaged in a “Superior Transaction” or otherwise took any action permitting payment of such expenses pursuant to Section 8 of the LOI.

The LOI is attached as Exhibit 10.1 to this report and incorporated herein by reference, and the foregoing summary of the terms and conditions of the LOI is qualified in its entirety by reference to such Exhibit. Terms used herein but not defined shall have the meanings attached thereto in the LOI. The press release attached as Exhibit 99.1 further describes the transaction and is incorporated herein by reference.

In connection with the Company’s proposed acquisition pursuant to the terms of the LOI, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (www.nobleintl.com) or by directing a request to the Company at: Noble International, Ltd., Attn: Greg Salchow, 28213 Van Dyke Avenue, Warren, Michigan 48093.

The Company and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.

Information regarding the Company‘s directors and executive officers is available in the Company‘s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Item 7.01 Regulation FD Disclosure

The Company’s press release dated October 27, 2006, furnished as Exhibit 99.1 and incorporated herein by reference, announced the execution of the LOI (as disclosed under Item 1.01 of this Form 8-K). Information contained in Exhibit 99.1 to this Form 8-K is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1 Binding Letter of Intent, dated October 26, 2006, by and between Noble International, Ltd. and Arcelor S.A.

99.1 Press Release issued by Noble International on October 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

October 27, 2006	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

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EXHIBIT INDEX

No.	Description of Exhibit
10.1	Binding Letter of Intent dated October 26, 2006 by and between Noble International, Ltd. and Arcelor, S.A.

99.1	Press Release issued by Noble International on October 27, 2006.

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